Exhibit 6.4

SUBSCRIPTION AGREEMENT

Fig Publishing, Inc.

Fig Portfolio Shares – Series 2021

Regulation A

This Subscription Agreement (this “Agreement”) is made between Fig Publishing, Inc. (“Fig”) and the undersigned subscriber, and if applicable co-subscriber (the “Undersigned”). Pursuant to this Agreement, and subject to its terms and conditions, Fig agrees to sell to the Undersigned, and the Undersigned agrees to purchase, that certain number of shares previously specified by the Undersigned to Fig (the “Shares”) of Fig’s non-voting preferred stock, par value $0.0001 per share, from the series of such preferred stock known as “Fig Portfolio Shares – Series 2021” or “FPS – Series 2021”, the shares of which are designed to reflect the economic performance of the various games, products and systems the Company will identify and acquire an economic interest in under the co-publishing and revenue sharing agreements to be entered into by and between the Company and various developers. The purchase price of such Shares is $1,000.00 per share.

The Undersigned represents and warrants to Fig as follows:

1.	The Undersigned has previously specified and acknowledged to Fig, in completing the Undersigned’s entries for the Undersigned’s investment through the website Fig.co or another applicable website operated by or for the benefit of Fig, the number of Shares being purchased by the Undersigned, the aggregate purchase price that the Undersigned is paying for the Shares, the Undersigned’s contact information and the Undersigned’s Social Security number or other tax ID information. All such information is accurate and not misleading, as of the date hereof and as of each subsequent date on which Shares may be delivered to the Undersigned, and is deemed incorporated in this Agreement as if fully set forth herein.

2.	The Undersigned has reviewed the Offering Circular pursuant to which the Shares have been offered, located at [link to final offering circular on EDGAR], and has reviewed all other information that the Undersigned considers necessary to have reviewed before making an investment decision. The Undersigned has such knowledge and experience in financial and business matters that the Undersigned is capable of evaluating the merits and risks of this investment, and is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time.

3.	The Undersigned is purchasing the Shares for the Undersigned’s own account and not with a view to, or for resale in connection with, any distribution (within the meaning of the Securities Act) thereof.

4.	The Undersigned shall abide by the restrictions on transfer of the Shares set out in the Offering Memorandum. The Undersigned has been advised that the Shares are “restricted securities” under applicable federal securities laws and have not been, and will not be, registered under the Securities Act of 1933 (the “Securities Act”) or qualified under any state securities laws and cannot be resold unless such Shares are registered under the Securities Act and qualified under applicable state laws or unless exemptions from such registration requirements are available, and in all events such resale is permitted under the restrictions on transfer of the Shares set out in the Offering Memorandum.

5.	At substantially the same time as the Undersigned is executing this Agreement, the Undersigned is paying the aggregate purchase price for the Shares in compliance with the payment instructions on Fig.co or another applicable website operated by or for the benefit of Fig.

6.	The Undersigned understands that Fig reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason or for no reason, and to the extent funds are transmitted by the Undersigned but not applied by Fig to the Undersigned’s accepted purchase of Shares, such unused funds will be returned to the Undersigned, without deduction or interest.

7.	The Undersigned is an individual (and not a business or other legal entity, including a business or other legal entity formed solely for the purpose of making this investment).

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8.	The Undersigned understands that, to be able to purchase Shares, the Undersigned must either (a) be an “accredited investor” as such term is defined in Rule 501 of Regulation D under the U.S. Securities Act of 1933 (the “Securities Act”), or (b) limit the aggregate purchase price for the Shares to no more than 10% of the greater of the Undersigned’s annual income or net worth.

The Undersigned understands that the Undersigned should determine net worth for purposes of these representations and warranties by calculating the difference between total assets and total liabilities, and such determination (x) must exclude the value of the primary residence, (y) must exclude any indebtedness secured by the primary residence up to the estimated fair market value of the primary residence as of the date of this Agreement (except that any such indebtedness that has been incurred within 60 days before the date of this Agreement, other than as a result of the acquisition of the primary residence, must be included) and (z) must include any indebtedness secured by the primary residence above the estimated fair market value of the primary residence as of the date of this Agreement. In light of the foregoing, the Undersigned is able to purchase Shares because the Undersigned is:

(i)	an “accredited investor” as such term is defined in Rule 501of Regulation D under the U.S. Securities Act of 1933; or
(ii)	an individual, and the aggregate purchase price for the Shares is no more than 10% of the greater of the Undersigned’s annual income or net worth.

9.	The Undersigned is not, and is not acting as, an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Undersigned has complied with all applicable U.S. laws, regulations, directives and executive orders relating to anti-money laundering.

10.	The information that the Undersigned has provided in this Agreement is accurate, complete and not misleading.

11.	This Agreement is the valid and binding obligation of the Undersigned.

Signature Page Follows

By making the foregoing representations and warranties, the Undersigned does not waive any right of action under federal or state securities laws. However, Fig may assert the Undersigned’s representations and warranties on Fig’s own behalf in any proceeding or other dispute with any party. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any principles of conflict of laws.

Accepted and agreed as of the latest date written below:

FIG PUBLISHING, INC.

By:

Name:	Chuck Pettid
Title:	President

Date signed:

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IN WITNESS WHEREOF, the undersigned purchaser hereby enters into this Subscription Agreement with Fig Publishing, Inc., a Delaware corporation, as of the date written below, and agrees to be bound in all respects by the terms and conditions hereof. The undersigned purchaser shall purchase the number of the Shares specified below for the aggregate Purchase Price specified below:

Number of Shares:
Price per Shares:	$1,000.00
Total Purchase Price:

Date

PURCHASER (if an individual)	PURCHASER (if an entity)

Print Name	Print Name of Entity

Signature	Signature of Authorized Signatory

Print Name of Additional Signatory
Name of Signatory
Additional Signature
(If joint tenants or tenants in common)
Title of Signatory

Address of Principal Residence:	Address of Executive Offices:

U.S. Social Security Number(s)	U.S. IRS Tax Identification Number

Telephone Number	Telephone Number

Email Address	Email Address

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